Exhibit 2.2

Execution Version

CONTRIBUTION AGREEMENT

AMONG

DIAMONDBACK ENERGY, INC.,

DIAMONDBACK E&P LLC,

ENERGEN RESOURCES CORPORATION,

RATTLER MIDSTREAM OPERATING LLC

AND

TALL CITY TOWERS LLC

EFFECTIVE AS OF

JANUARY 1, 2019

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”), is entered into on February 18, 2019, by and among Diamondback Energy, Inc., a Delaware corporation (“Diamondback”), Diamondback E&P LLC, a Delaware limited liability company (“Diamondback E&P”), Energen Resources Corporation, an Alabama corporation (“Energen” and, together with Diamondback and Diamondback E&P, the “Contributors”), Rattler Midstream Operating LLC, a Delaware limited liability company, formerly known as Rattler Midstream LLC (“Rattler”) and Tall City Towers LLC, a Delaware limited liability company and wholly-owned subsidiary of Rattler (“Tall Towers”). The Contributors, Rattler and Tall Towers are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, Diamondback owns, directly or indirectly, 100% of the membership interests of Diamondback E&P, Energen and Rattler;

WHEREAS, the Contributors collectively own the assets listed on Exhibit A attached hereto (the “Rattler Assets”) and the assets listed on Exhibit B attached hereto (the “Tall Towers Assets” and, together with the Rattler Assets, the “Assets”);

WHEREAS, the effective date of the Contributions (as defined below) shall be January 1, 2019 (the “Contribution Effective Date”);

WHEREAS, subject to the terms and conditions of this Agreement, Diamondback E&P desires to contribute the Diamondback E&P Assets to Rattler (the “Diamondback E&P Assets Contribution”);

WHEREAS, immediately following the Diamondback E&P Assets Contribution, subject to the terms and conditions of this Agreement, Diamondback desires to contribute 100% of the membership interests in Rattler (the “Interests”) to Energen (the “Interests Contribution”);

WHEREAS, immediately following the Interests Contribution, subject to the terms and conditions of this Agreement, Energen desires to contribute the Energen Assets to Rattler (the “Energen Assets Contribution”);

WHEREAS, immediately following the Energen Assets Contribution, subject to the terms and conditions of this Agreement, Rattler desires to contribute the Tall Towers Assets to Tall Towers (the “Tall Towers Assets Contribution” and, together with the Diamondback E&P Assets Contribution, the Interests Contribution and the Energen Assets Contribution, the “Contributions”);

WHEREAS, contemporaneously with the execution, delivery and performance of this Agreement the limited liability company agreement of Rattler is being amended and restated; and

WHEREAS, the Assets shall be assigned, transferred, set over, granted, bargained, sold, conveyed and delivered to Rattler pursuant to that certain Deed, Assignment and Bill of Sale by and among Diamondback E&P, Energen and Rattler, substantially in the form attached hereto as

Exhibit C-1 and the Tall Towers Assets shall be further assigned, transferred, set over, granted, bargained, sold, conveyed and delivered to Tall Towers pursuant to that certain Deed, Assignment and Bill of Sale by and between Rattler and Tall Towers, substantially in the form attached hereto as Exhibit C-2.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the Parties hereto agree as follows:

ARTICLE I.

CERTAIN DEFINED TERMS

“Energen Assets” means the collective assets listed under the heading, “Contributed by Energen Resources Corporation,” on Exhibits A and B attached hereto.

“Diamondback E&P Assets” means the collective assets listed under the heading, “Contributed by Diamondback E&P LLC,” on Exhibits A and B attached hereto.

“Governmental Authority” means any federal, state, local, municipal or foreign court or governmental agency, authority or instrumentality or regulatory body.

“Laws” means all statutes, laws, rules, regulations, Orders, ordinances, writs, injunctions, judgments and decrees of all Governmental Authorities.

“Order” means any order, writ, injunction, decree, compliance or consent order or decree, settlement agreement, schedule and similar binding legal agreement issued by or entered into with a Governmental Authority.

ARTICLE II.

CONTRIBUTION AND ASSUMPTION

2.01    Contributions of the Assets and Interests. Effective as of the Contribution Effective Date: (a) Diamondback E&P hereby contributes, assigns, transfers, sets over and delivers to Rattler, for Rattler’s own use forever, all of Diamondback E&P’s right, title and interest to and in the Diamondback E&P Assets; (b) immediately thereafter, Diamondback hereby contributes, assigns, transfers, conveys and delivers the Interests to Energen; (c) immediately thereafter, Energen hereby contributes, assigns, transfers, sets over and delivers to Rattler, for Rattler’s own use forever, all of Energen’s right, title and interest to and in the Energen Assets; and (d) immediately thereafter, Rattler hereby contributes, assigns, transfers, sets over and delivers to Tall Towers the Tall Towers Assets.

2.02    Membership in Rattler. Rattler acknowledges that Energen shall be admitted as a full Member of Rattler and shall hereafter be entitled to all rights afforded to Members under Rattler’s governing documents, and Energen shall hold Rattler membership interests in the amounts as set forth on Exhibit A to the limited liability company agreement of Rattler, which will be as reflected in Annex A hereto.

2.03    No Issuance of Ownership Interests. No membership interests in Rattler will be issued as consideration for the Diamondback E&P Assets Contribution or the Energen Assets Contribution, no shares in Energen will be issued in exchange for the Interests contribution, and no membership interests in Tall Towers will be issued in exchange for the Tall Towers Assets Contribution.

2.04    Assumption of Obligations.

(a)

With respect to each Asset, Rattler hereby assumes all liabilities, and agrees to perform all obligations, arising out of the ownership thereof, to the extent any such liabilities and/or obligations arise on or after the Contribution Effective Date with respect to any such Asset (all such liabilities and obligations collectively the “Assumed Liabilities”). Each Contributor acknowledges that, with respect to any Asset owned by such Contributor prior to the Contribution Effective Date, any liabilities and/or obligations arising before the Contribution Effective Date with respect to such Asset are the sole obligation of such Contributor.

(b)

With respect to each Tall Towers Asset, Tall Towers hereby assumes all liabilities, and agrees to perform all obligations, arising out of the ownership thereof, to the extent any such liabilities and/or obligations arise on or after the Contribution Effective Date with respect to any such Tall Towers Asset (all such liabilities and obligations collectively the “Assumed Liabilities”). Tall Towers acknowledges that, with respect to any Tall Towers Asset owned by Rattler prior to the Contribution Effective Date, any liabilities and/or obligations arising before the Contribution Effective Date with respect to such Tall Towers Asset are the sole obligation of Rattler.

2.05    Special Warranty. Each Contributor hereby agrees to severally (and not severally and jointly) warrant and defend title to the Assets to be transferred, conveyed and assigned by it unto Rattler and its successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under such Contributor or its respective affiliates, but not otherwise, and Diamondback hereby agrees to warrant and defend title to the Interests to be transferred, conveyed and assigned by it unto Energen and its successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under itself or its respective affiliates, but not otherwise.

2.06    Other Assurances. From time to time after the date hereof, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement. Without limiting the generality of the foregoing, each Contributor acknowledges that it has used good faith efforts to identify all of the Assets intended to be contributed to Rattler pursuant to this Agreement. However, the Parties acknowledge that it is possible that assets intended to be contributed to Rattler hereunder were not identified and therefore are not included in the Assets. To the extent that such assets are identified at a later date, the Parties shall take the appropriate actions required in order to convey all such assets to Rattler (or its successors or assigns) as provided hereunder.

2.07    Nonassignable Assets. Nothing in this Agreement shall be construed as an attempt or agreement to assign any Asset (including any contract, permit or other right) that by its terms or by Law is nonassignable without the consent of a third party or a Governmental Authority or is cancelable by a third party in the event of an assignment (a “Nonassignable Asset”), unless and until such consent shall have been obtained. With respect to any Nonassignable Asset, the applicable Contributor shall (and shall cause its subsidiaries and affiliates to) use commercially reasonable efforts to obtain all such consents promptly. To the extent permitted by applicable Law and under the applicable terms binding any Nonassignable Asset, in the event consents to the assignment thereof cannot be obtained (and in any case until any such consent is obtained), such Nonassignable Asset shall be held by the applicable Contributor in trust for Rattler (or its successors or assigns), and the covenants and obligations thereunder shall be performed by Rattler, and all benefits and obligations existing thereunder shall be for Rattler’s account. Each applicable Contributor shall take or cause to be taken all such actions in such Contributor’s name or otherwise as Rattler may reasonably request, at its own cost, so as to provide Rattler with the benefits of any corresponding Nonassignable Assets and to effect collection of money or other consideration that becomes due and payable under the Nonassignable Assets, and such Contributor shall promptly pay over to Rattler all money or other consideration received by it in respect of all Nonassignable Assets. Each Contributor authorizes Rattler, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at Rattler’s expense, to perform all the obligations and receive all the benefits of such Contributor under the Nonassignable Assets and appoints Rattler as its attorney-in-fact to act in its name and on its behalf with respect thereto.

2.08    Transfer Taxes. Rattler shall be responsible for all excise, sales, use, registration, stamp, transfer and similar taxes, levies, charges and fees (collectively, “Transfer Taxes”) incurred in connection with the transfer of the Assets and Interests pursuant to this Agreement. Each Contributor shall, at its own cost, properly file on a timely basis all tax returns required to be filed with respect to any Transfer Tax related to the contribution of the Assets, and Rattler shall pay any Contributor, or reimburse if paid by such Contributor, Transfer Taxes that are required to be remitted with such tax returns upon presentation by such Contributor of relevant portions of such tax returns evidencing payment of said Transfer Taxes.

2.09    Receipts and Credits.

(a)

With respect to each Asset, all monies, proceeds, distributions, receipts, credits and income attributable thereto (as determined in accordance with generally accepted accounting principles in the United States (“GAAP”) consistent with the applicable Contributor’s past practices) (i) for all periods of time at, from and after the Contribution Effective Date, shall be the sole property and entitlement of Rattler, and, to the extent received by any Contributor or any of its other subsidiaries or affiliates, shall be promptly accounted for and transmitted to Rattler, and (ii) for all periods of time prior to the Contribution Effective Date, shall be the sole property and entitlement of the applicable Contributor and, to the extent received by Rattler, shall be promptly accounted for and transmitted to such Contributor.

(b)

All invoices, costs, expenses, capital contributions, disbursements and payables attributable to each Asset (as determined in accordance with GAAP consistent with past practices) (i) for all periods of time at, from and after the Contribution Effective Date, shall be the sole obligation of Rattler, and Rattler shall promptly pay or, if paid by any Contributor or any of its other subsidiaries or affiliates, promptly reimburse such

Contributor for, the same, and (ii) for all periods of time prior to the Contribution Effective Date, shall be the sole obligation of the applicable Contributor, and such Contributor shall promptly pay or, if paid by Rattler, promptly reimburse Rattler for, the same.

ARTICLE III.

DISCLAIMER

3.01    Disclaimer of Warranties.

(a)

EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT AND THE CONVEYANCE INSTRUMENTS DELIVERED BY THE PARTIES PURSUANT TO THE TERMS OF THIS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, INCLUDING, WITHOUT LIMITATION, ANY REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE ASSETS, INCLUDING THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF THE ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THE ASSETS, (B) THE INCOME TO BE DERIVED FROM THE ASSETS, (C) THE SUITABILITY OF THE ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THE ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE ASSETS, OR (F) THE MERCHANTABILITY, MARKETABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE INTERESTS . EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE ASSETS, AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE PARTIES. NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EACH OF THE PARTIES ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION OF THE ASSETS AND THE INTERESTS AS PROVIDED FOR HEREIN IS MADE IN AN “AS-IS”, “WHERE-IS” CONDITION WITH ALL FAULTS, AND THE INTERESTS ARE CONTRIBUTED AND CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION 3.01(a). THIS SECTION 3.01(a) SHALL SURVIVE SUCH CONTRIBUTION AND CONVEYANCE OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION 3.01(a) HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A

COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS OR THE INTERESTS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, OTHER THAN THOSE EXPRESSLY SET FORTH HEREIN AND IN THE CONVEYANCE INSTRUMENTS DELIVERED BY THE PARTIES PURSUANT TO THE TERMS OF THIS AGREEMENT.

(b)

Each of the Parties agrees that the disclaimers contained in this Section 3.01 are “conspicuous” disclaimers. Any covenants implied by statute or Law by the use of the words “contribute,” “distribute,” “assign,” “transfer,” “deliver” or “set over” or any of them or any other words used in this Agreement are hereby expressly disclaimed, waived or negated.

(c)	Each of the Parties hereby waives compliance with any applicable bulk sales law or any similar Law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

4.01    Representations and Warranties of All Parties. Each Party hereby represents and warrants to the other as follows:

(a)

Formation and Good Standing. Such Party is legally formed, validly existing and, to the extent applicable, in good standing under the Laws of the state of its formation. Such Party is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the character of the properties owned or leased by it or the nature of the businesses transacted by it requires it to be so qualified.

(b)

Authority, Execution and Enforceability. Such Party has full entity power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by such Party. Such Party has duly executed and delivered this Agreement, and this Agreement constitutes such Party’s legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies).

4.02    Representations and Warranties of Diamondback. Diamondback hereby represents and warrants to Energen that it owns all of the issued and outstanding membership interests of Rattler, free and clear of all liens, encumbrances and similar defects in title.

ARTICLE V.

MISCELLANEOUS

5.01    Notices.

All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:

(a)	if to the Contributors:

Attn: Tom F. Hawkins, Sr. VP Land

500 West Texas Avenue, Suite 1200

Midland, Texas 79701

With a copy to:

Attn: P. Matt Zmigrosky

9400 N. Broadway, Suite 700

Oklahoma City, Oklahoma 73114

(b)	if to Rattler:

Rattler Midstream Operating LLC

Attn: Kaes Van’t Hof, President

500 West Texas Avenue, Suite 1200

Midland, Texas 79701

With a copy to:

Attn: P. Matt Zmigrosky

9400 N. Broadway, Suite 700

Oklahoma City, Oklahoma 73114

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered, when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by any other means.

5.02    Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this agreement as a whole, including all Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, and the

Exhibits attached hereto, and all such Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation.”

5.03    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

5.04    No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

5.05    Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties.

5.06    Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas applicable to contracts made and to be performed wholly within such state, without giving effect to conflict of Laws principles thereof.

5.07    Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the Laws of any Governmental Authority having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

5.08    Amendment or Modification. The Agreement may be amended or modified from time to time only by the written agreement of all of the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

5.09    Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter. This document and such instruments contain the entire understanding of the Parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

DIAMONDBACK ENERGY, INC.

/s/ Tom F. Hawkins, Sr.
Tom F. Hawkins, Sr. VP Land

DIAMONDBACK E&P LLC

/s/ Tom F. Hawkins, Sr.
Tom F. Hawkins, Sr. VP Land

ENERGEN RESOURCES CORPORATION

/s/ Tom F. Hawkins, Sr.
Tom F. Hawkins, Sr. VP Land

RATTLER MIDSTREAM OPERATING LLC

/s/ Kaes Van’t Hof
Kaes Van’t Hof, President

TALL CITY TOWERS LLC

/s/ Kaes Van’t Hof
Kaes Van’t Hof, President

[Signature Page to Contribution Agreement]